UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 11, 2004

MIAD SYSTEMS LTD.

(Exact name of registrant as specified in its charter)

Canada	03-30801	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

43 River Drive, Unit 6

Markham, Ontario, Canada L3R 5J6

(Address of Principal Executive Office) (Zip Code)

(905) 479-0214

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 5.     Other Events.

On April 19, 2004, MIAD Systems LTD., a Canadian corporation (the “Registrant”) signed and executed a letter of intent dated April 16,2004 with respect to the Registrant’s proposed sale of the 2,550,000 shares of the outstanding capital stock of MIAD Systems to NewsWireCentral Inc., representing 68.9% controlling interest of MIAD  Systems. Additionally all of the Registrant’s assets and liabilities will be delivered to a newly formed company owned by Michael A.S. Green.

Item 7.     Financial Statements and Exhibits.

 (c)

Exhibits.

Exhibit No.	Exhibit Description

99.1	Letter of Intent dated April 16, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MIAD SYSTEMS, LTD. (Registrant)

Date: May 11, 2004	By:	/s/ MICHAEL A. S. GREEN
Michael A. S. Green President

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title

99.1	Letter of Intent dated April 16, 2004.